EXHIBIT 99.1 Saia, Inc. Increases and Extends Credit Facility
JOHNS CREEK, GA, Dec 01, 2011 (MARKETWIRE via COMTEX) —
Saia, Inc. (NASDAQ: SAIA), a multi-regional trucking transportation company
(“Saia” or the “Company”), today announced that it has amended and extended its revolving credit facility.
On November 30, 2011, the Company entered into a Fourth Amended and Restated
Credit Agreement (the “Restated Credit Agreement”) among Saia, Inc. and BOKF,
NA dba Bank of Oklahoma, N.A., JPMorgan Chase Bank, N.A., Bank of America,
N.A., and SunTrust Bank (collectively, the “Banks”) with BOKF, NA dba Bank of
Oklahoma, N.A., as Administrative and Collateral Agent and SunTrust Bank as
Documentation Agent.
The amendment to the Company’s revolving credit facility includes the following:

— Increases the size of the available credit from $120 million under the previous credit agreement to $150 million and makes available an accordion feature that allows for an additional $40 million in total commitments under the facility
— Extends the maturity under the previous credit agreement from January
31, 2013 to five years from the effective date, November 29, 2016
— Reduces the performance-based interest rate pricing grid such that the
Company expects to achieve more favorable borrowing costs under the
Restated Credit Agreement than under the previous credit agreement
— Revises the financial covenants to remove the adjusted leverage ratio
 “This new agreement supports Saia’s future growth opportunities. I am pleased with the terms of this agreement as it reflects Saia’s continued
improvement in our financial results and an improving credit market,” said
James A. Darby, vice president — finance and chief financial officer. “Saia appreciates the cooperation of our lending group and we thank them for their ongoing support.”
This description of the amendment to the revolving credit facility is summary only and is qualified by reference to the full text of the Restated Credit
Agreement, a copy of which will be filed in with a Form 8-K with the Securities and Exchange Commission (“SEC”).
Saia, Inc. (NASDAQ: SAIA) is a less-than-truckload provider of regional, interregional and guaranteed services covering 34 states. With headquarters in
Georgia and a network of 148 terminals, the carrier employs 7,900 people. For more information, please visit the Investor Relations section of the website at
www.saia.com.
The SEC encourages companies to disclose forward-looking information so that investors can better understand the future prospects of a company and make informed investment decisions. This news release contains these types of statements, which are “forward-looking statements” within the meaning of the
Private Securities Litigation Reform Act of 1995.
Words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “may,”
“plan,” “predict,” “believe,” “should” and similar words or expressions are intended to identify forward-looking statements. Investors should not place undue reliance on forward-looking statements and the Company undertakes no obligation to update or revise any forward-looking statements. All forward-looking statements reflect the present expectation of future events of our management as of the date of this news release and are subject to a number of important factors, risks, uncertainties and assumptions that could cause actual results to differ materially from those described in any forward-looking statements. These factors, risks, assumptions and uncertainties include, but are not limited to, general economic conditions including downturns in the business cycle; the creditworthiness of our customers and their ability to pay for services; competitive initiatives and pricing pressures, including in connection with fuel surcharge; the Company’s need for capital and uncertainty of the current credit markets; the possibility of defaults under the Company’s debt agreements (including violation of financial covenants); possible issuance of equity which would dilute stock ownership; indemnification obligations associated with the 2006 sale of Jevic Transportation, Inc.; the effect of litigation including class action lawsuits; cost and availability of qualified drivers, fuel, purchased transportation, real property, revenue equipment and other assets; governmental regulations, including but not limited to Hours of
Service, engine emissions, the “Compliance, Safety, Accountability” (CSA)
initiative, compliance with legislation requiring companies to evaluate their internal control over financial reporting, changes in interpretation of accounting principles and Homeland Security; dependence on key employees;
inclement weather; labor relations, including the adverse impact should a portion of the Company’s workforce become unionized; effectiveness of
Company-specific performance improvement initiatives; terrorism risks;
self-insurance claims and other expense volatility; increased costs as a result of recently enacted healthcare reform legislation and other financial, operational and legal risks and uncertainties detailed from time to time in the
Company’s SEC filings. As a result of these and other factors, no assurance can be given as to our future results and achievements. A forward looking statement is neither a prediction nor a guarantee of future events or circumstances and those future events or circumstances may not occur.